Exhibit 1.1

NEOMAGIC CORPORATION

2,500,000 Shares

Warrants to Purchase 1,250,000 Shares

Common Stock

($0.001 Par Value)

PLACEMENT AGENCY AGREEMENT

November 30, 2006

A.G. Edwards & Sons, Inc.

One North Jefferson Avenue

St. Louis, Missouri 63103

The undersigned, NeoMagic Corporation, a Delaware corporation (the “Company”), hereby addresses you (the “Placement Agent”) and confirms its agreement with you as follows:

1. Description of Securities. The Company proposes, subject to the terms and conditions stated herein, to issue and sell up to an aggregate of (i) 2,500,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and (ii) 1,250,000 warrants to purchase Common Stock (the “Warrants”, and together with the Shares, the “Securities”), to certain investors (each an “Investor” and, collectively, the “Investors”), in a public offering under its Registration Statement on Form S-3 (Registration No. 333-133088). The Shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the Warrant Shares. The Company desires to engage the Placement Agent as its placement agent in connection with such issuance and sale. The Securities are more fully described in the Prospectus hereinafter defined.

2. Agreement to Act as Placement Agent; Delivery and Payment. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Placement Agent agrees to act as the Company’s exclusive placement agent to assist the Company, on a best efforts basis, in connection with the proposed issuance and sale by the Company of the Securities to the Investors. The Company expressly acknowledges and agrees that this Agreement does not in any way constitute a commitment by the Placement Agent to purchase any of the Securities and does not ensure successful placement of the Securities or any portion thereof. The Company shall pay to the Placement Agent concurrently with the Closing (as defined below) 6.0% of the gross purchase price of the Securities, excluding any consideration that may be paid in the future upon exercise of the Warrants (the “Placement Fee”).

Upon satisfaction of the conditions set forth in Section 5 hereof, the closing of the sale and issuance of the Securities (the “Closing”) shall occur at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, or at such other place as may be agreed upon between the Placement Agent and the Company (the “Place of Closing”), at 10:00 a.m., Eastern Standard Time, on December 6, 2006, or at such other time and date as the Placement Agent and the Company may agree, such time and date of payment and delivery being herein called the “Closing Date.”

Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent and Lowenstein Sandler PC, as escrow agent (the “Escrow Agent”), shall enter into an escrow agreement (the “Escrow Agreement”), pursuant to which an escrow account (the “Escrow Account”) will be established for the benefit of the Company and the Investors to settle each purchase of the Securities, with the Shares being settled through the facilities of The Depository Trust Company’s DWAC system and the Warrants being issued in registered certificated form. Prior to the Closing Date, each such Investor shall deposit into the Escrow Account an amount equal to the product of (x) the number of Securities such Investor has agreed to purchase and (y) the purchase price per share as set forth on the cover page of the Prospectus (the “Purchase Amount”). The aggregate of all such Purchase Amounts is herein referred to as the “Escrow Funds.” On the Closing Date, upon satisfaction or waiver of all the conditions to Closing, the Escrow Agent will disburse the Escrow Funds from the Escrow Account to the Company and the Placement Agent as provided in the Escrow Agreement, and the Company shall cause the Securities to be delivered to the Investors, which, with respect to the Shares, shall be made through the facilities of The Depository Trust Company’s DWAC system.

The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party disclaims any intention to impose any fiduciary or similar duty on the other. Additionally, the Placement Agent has not advised, nor is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be on behalf of the Company or any other person. It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

It is understood that the Company proposes to offer the Securities to the Investors upon the terms and conditions set forth in the Registration Statement (hereinafter defined).

3. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with the Placement Agent as of the date hereof and as of the Closing Date and any other date specified below, that:

(i) At the time of filing the Registration Statement on Form S-3 (File No. 333-133088), the Company met the requirements for use of Form S-3 under the 1933 Act for a primary offering. A Registration Statement on Form S-3 (Registration No. 333-133088) with respect to the Securities, including a base prospectus (the “Base Prospectus”), and such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) and has been filed with the SEC under the 1933 Act. Such registration statement has been declared effective by the SEC. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430, 430A or 430B of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to the Placement Agent. A final prospectus supplement containing information permitted to be omitted at the time of effectiveness by Rule 430A or 430B of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term “Registration Statement” as used herein means the registration statement as amended at the time it became effective by the SEC under the 1933 Act (the “Effective Date”), including financial statements, all exhibits and all documents incorporated by reference therein and, if applicable, the information deemed to be included by Rule 430A or 430B of the 1933 Act Rules and Regulations. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an “Abbreviated Registration Statement”), the term “Registration Statement” as used in this Agreement includes the Abbreviated Registration Statement. The term “Prospectus” as used herein means, together with the Base Prospectus, (i) the final prospectus supplement as first filed with the SEC pursuant to Rule 424(b) of the 1933 Act Rules and Regulations, or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date, including, in each case, the documents incorporated by reference therein. The term “Preliminary Prospectus” as used herein shall mean a preliminary prospectus as contemplated by Rule 430, 430A or 430B of the 1933 Act Rules and Regulations included at any time in the Registration Statement, including the Base Prospectus and any preliminary prospectus supplement, and including in each case the documents incorporated by reference therein. The term “Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 405 of the 1933 Act. The term “Issuer Free Writing Prospectus” as used herein shall have the meaning set forth in Rule 433 of the 1933 Act Rules and Regulations. The term “Disclosure Package” as used herein shall mean the Preliminary Prospectus as most recently amended or supplemented prior to the Initial Time of Sale (as defined below) together with the Issuer

Free Writing Prospectuses identified in Schedule I hereto, if any, and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package. The Preliminary Prospectus, if any, any Issuer Free Writing Prospectus required to be filed pursuant to Rule 433(d) of the 1933 Act Rules and Regulations and the Prospectus delivered to the Placement Agent for use in connection with the offering of the Securities have been and will be identical to the respective versions thereof transmitted to the SEC for filing via the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), except to the extent permitted by Regulation S-T. For purposes of this Agreement, the words “amend,” “amendment,” “amended,” “supplement” or “supplemented” with respect to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package shall mean amendments or supplements to the Registration Statement, the Prospectus, any Free Writing Prospectus or the Disclosure Package, as the case may be, as well as documents filed after the date of this Agreement and prior to the completion of the distribution of the Securities and incorporated by reference therein as described above.

(ii) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus or suspending the qualification or registration of the Securities for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. The Preliminary Prospectus at its date of issue and as of 5:00 p.m. Eastern Standard Time on the date hereof (the “Initial Time of Sale”), the Registration Statement at each effective date and the Initial Time of Sale, and the Prospectus and any amendments or supplements thereto or to the Registration Statement when they are filed with the SEC or become effective, as the case may be, contain or will contain, as the case may be, all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading. Neither the Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Disclosure Package nor any supplement thereto, at the Initial Time of Sale, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement, the Disclosure Package or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Placement Agent by or on behalf of the Placement Agent expressly for use in the preparation thereof (as provided in Section 12 hereof). There is no contract, agreement, understanding or arrangement, whether written or oral, or document required to be described in the Registration Statement, Disclosure Package or Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. The documents incorporated by reference in the Disclosure Package or the Prospectus at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations adopted by the SEC thereunder (the “1934 Act Rules and Regulations”). Any future documents incorporated by reference so filed, when they are filed, will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations; no such incorporated document contained or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, when read together and with the other information in each of the Disclosure Package and the Prospectus, at the time the Registration Statement became effective, at the Initial Time of Sale and at the Closing Date, each such incorporated document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Company is eligible to use Issuer Free Writing Prospectuses in connection with the offering of the Securities pursuant to Rules 164 and 433 of the 1933 Act. Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations has been, or will be, timely filed with the SEC in accordance with the requirements of the 1933 Act Rules and Regulations. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the 1933 Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the 1933 Act Rules and Regulations, including but not limited to legending and recordkeeping requirements. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to any Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all times through the completion of the offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement. The Company filed the Registration Statement with the SEC before using any Free Writing Prospectus. The Company has satisfied and will satisfy the conditions of Rule 433 of the 1933 Act Rules and Regulations such that any electronic road show need not be filed with the SEC.

(iv) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (the “Exceptions”).

(v) The Company and its Subsidiaries have been duly organized and are validly existing as corporations in good standing under the laws of the states or other jurisdictions in which they are incorporated, with full power and authority (corporate and other) to own, lease and operate their properties and conduct their businesses as described in each of the Disclosure Package and the Prospectus and, with respect to the Company, to execute and deliver, and perform the Company’s obligations under, this Agreement; the Company and its Subsidiaries are duly qualified to do business as foreign corporations in good standing in each state or other jurisdiction in which their ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term “Material Adverse Effect” as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its Subsidiaries, taken as a whole. The Company has no significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated by the Commission) other than those Subsidiaries listed on Schedule II hereto (the “Subsidiaries”).

(vi) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree. otherwise than as set forth in each of the Disclosure Package and the Prospectus and, since the respective dates as of which information is given in the Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth in each of the Disclosure Package and the Prospectus. The term “Material Adverse Change” as used herein means any change that has a Material Adverse Effect.

(vii) The issuance and sale of the Securities and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Company’s certificate of incorporation or bylaws or any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Securities or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Securities to the Investors.

(viii) The Company has duly and validly authorized capital stock as set forth in each of the Disclosure Package and Prospectus; all outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable; and the issuance of the Securities to be purchased from the Company hereunder is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law or the Company’s certificate of incorporation, by-laws or governing documents or any agreement to which the Company or any of its Subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Securities has been duly and validly taken. The Warrants conform, or when issued will conform, to the description thereof in the Prospectus and have been duly and validly authorized by the Company and upon delivery to the Investors at the Closing Date will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity. The Warrant Shares initially issuable upon exercise of the Warrants conform, or when issued will conform, to the description thereof in the Prospectus and have been duly authorized and reserved for issuance and when issued upon payment of the exercise price therefor will be validly issued, fully paid and nonassessable. Except as disclosed in each of the Disclosure Package and Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company, except for such options or rights as may have been granted by the Company to employees or directors pursuant to its stock option or stock purchase plans. The outstanding shares of capital stock of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights; and there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in any of the Subsidiaries.

(ix) The statements set forth in each of the Disclosure Package and the Prospectus describing the Securities and this Agreement, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(x) Each of the Company and its Subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals (“Permits”) from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its Subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in each of the Disclosure Package and the Prospectus, and each of the Company and its Subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; each of the Company and its Subsidiaries has filed all notices, reports, documents or other information (“Notices”) required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect; and, except as otherwise specifically described in each of the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (“Approvals”) from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

(xi) The Company and its Subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns and paid all taxes shown as due thereon; all such tax returns are complete and correct in all material respects; all tax liabilities are adequately provided for on the books of the Company and its Subsidiaries except to such extent as would not have a Material Adverse Effect; the Company and its Subsidiaries have made all necessary payroll tax payments; and the Company and its Subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its Subsidiaries that, individually or in the aggregate, might have a Material Adverse Effect.

(xii) Except as described in each of the Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(xiii) The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, restrictions and defects except such as are described in each of the Disclosure Package and the Prospectus or do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property; and any property held under lease or sublease by the Company or any of its Subsidiaries is held under valid, subsisting and enforceable leases or subleases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and neither the Company nor any of its Subsidiaries has any notice or knowledge of any material claim of any sort that has been, or may be, asserted by anyone adverse to the Company’s or any of its Subsidiaries rights as lessee or sublessee under any lease or sublease described above, or affecting or questioning the Company’s or any of its Subsidiaries’ rights to the continued possession of the leased or subleased premises under any such lease or sublease in conflict with the terms thereof.

(xiv) Except as described in each of the Disclosure Package and the Prospectus, there is no pending action, suit or other proceeding involving the Company or any of its Subsidiaries or any of their material assets for any failure of the Company or any of its Subsidiaries, or any predecessor thereof, to comply with any requirements of federal, state or local regulation relating to air, water, solid waste management, hazardous or toxic substances, or the protection of health, safety or the environment. Except as described in each of the Disclosure Package and the Prospectus, none of the property owned or leased by the Company or any of its Subsidiaries is, to the best knowledge of the Company, contaminated with any waste or hazardous or toxic substances, and neither the Company nor any of its Subsidiaries may be deemed an “owner or operator” of a “facility” or “vessel” that owns, possesses, transports, generates or disposes of a “hazardous substance” as those terms are defined in §9601 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. §9601 et seq.

(xv) No labor disturbance exists with the employees of the Company or any of its Subsidiaries or is imminent that, individually or in the aggregate, would have a Material Adverse Effect. None of the employees of the Company or any of its Subsidiaries is represented by a union and, to the best knowledge of the Company and its Subsidiaries, no union organizing activities are taking place. Neither the Company nor any of its Subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, that might, individually or in the aggregate, result in a Material Adverse Effect.

(xvi) The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and its

Subsidiaries would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xvii) The Company and its Subsidiaries maintain insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, directors’ and officers’ insurance, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its Subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(xviii) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its certificate of incorporation or by-laws. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, including, without limitation, Section 13 of the 1934 Act, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has, at any time during the past five years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

(xix) Other than as set forth in each of the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect or that would materially and adversely affect the consummation of the transactions contemplated hereby or that is required to be disclosed in each of the Disclosure Package or the Prospectus; to the best of the Company’s knowledge, no such proceedings are threatened or contemplated.

(xx) The Company is not and, after giving effect to the offering and sale of the Securities, will not be a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”).

(xxi) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxii) At the earliest time after the filing of the Registration Statement at which the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(a)(2) of the 1933 Act Rules and Regulations) and as of the date hereof, the Company was not and is not an “ineligible issuer” as such term is defined in Rule 405 of the 1933 Act Rules and Regulations, without taking account of any determination by the SEC that it is not necessary that the Company be considered an “ineligible issuer.”

(xxiii) Stonefield Josephson Inc., the accounting firm that has certified the financial statements filed with or incorporated by reference in and as a part of the Registration Statement, is an independent registered public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States. The Company and each of its Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with (or incorporated by reference) and as a part of the Registration Statement, Disclosure Package or Prospectus, are accurate in all material respects and present fairly the financial condition of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included or incorporated by reference in the Registration Statement, Disclosure Package and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein and are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. All non-GAAP financial information included (or incorporated by reference) in the Registration Statement, Disclosure Package or Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the 1933 Act.

(xxiv) Except as disclosed in each of the Disclosure Package and the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in each of the Disclosure Package and the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Securities. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company, its Subsidiaries or any Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.

(xxv) The Company has not distributed and, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus identified in Schedule I hereto, the Disclosure Package and the Prospectus.

(xxvi) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company’s Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates of the Company.

(xxvii) There is not currently and has not in the past been a failure on the part of the Company or any of its respective directors or officers, in their capacities as such, to comply with any applicable provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules and regulations promulgated in connection therewith, including Sections 302, 402 and 906, and the statements contained in any certification pursuant to such Act and related rules and regulations are complete and correct.

(xxviii) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting as are currently required (as such terms are defined in Rule 13a-15 and 15d-15 under the 1934 Act); the Company’s disclosure controls and procedures (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to management, including the principal executive and principal financial officer of the Company, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, and that such information is recorded, processed, summarized and reported, within the time periods specified in the 1934 Act Rules and Regulations; (ii) have been evaluated for effectiveness; and (iii) are effective in all material respects to perform the functions for which they were established.

(xxix) Except as discussed with the Company’s auditors and audit committee and as disclosed in each of the Disclosure Package and the Prospectus, (i) there are no significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) there is, and there has been, no fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.

(xxx) Since the date of the end of the last fiscal year for which audited financial statements are included or incorporated by reference in each of the Disclosure Package and the Prospectus, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(xxxi) The Company has received no written comments from the SEC staff regarding its periodic or current reports under the 1934 Act that remain unresolved and have not been disclosed in the Registration Statement, Disclosure Package and Prospectus.

(xxxii) No relationship, direct or indirect, exists between or among the Company and any director, officer or stockholder of the Company, or any member of his or her immediate family, or any customers or suppliers that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and that is not so described and described as required in material compliance with such requirement. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any member of their respective immediate families, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

(xxxiii) To the best knowledge of the Company, no change in any laws or regulations is pending that could reasonably be expected to be adopted and if adopted, could reasonably be expected to have, individually or in the aggregate with all such changes, a Material Adverse Effect, except as set forth in or contemplated in each of the Disclosure Package and the Prospectus.

(xxxiv) The minute books of each of the Company and its Subsidiaries have been made available to the Placement Agent and contain a complete summary of all meetings and other actions of the directors and shareholders of each such entity in all material respects, and reflect all transactions referred to in such minutes accurately in all material respects.

(xxxv) Neither the Company nor any of its Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to foreign or domestic political parties or campaigns from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxxvi) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened.

(xxxvii) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity that, to the Company’s knowledge, will use such proceeds, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxviii) No customer of or supplier to the Company or any of its Subsidiaries has ceased purchases or shipments of merchandise to the Company or indicated, to the Company’s knowledge, an interest in decreasing or ceasing its purchases from the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not, singly or in the aggregate, result in a Material Adverse Effect.

(b) Any certificate signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

4. Additional Covenants. The Company covenants and agrees with the Placement Agent that:

(a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

(b) The Company has furnished or will deliver to the Placement Agent and to counsel for the Placement Agent (i) such number of signed copies of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), and any amendments and supplements to the Registration Statement (including all documents incorporated by reference therein), as may be reasonably requested by the Placement Agent or counsel for the Placement Agent and (ii) a signed copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Company will deliver to the Placement Agent as soon as practicable after the date of this Agreement as many copies of the Disclosure Package and the Prospectus (including all documents incorporated by reference therein) as the Placement Agent may reasonably request for the purposes contemplated by the 1933 Act; the Company will promptly advise the Placement Agent of any request of the SEC for amendment of the Registration Statement or for supplement to the Disclosure Package or the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus, Disclosure Package or the Prospectus or suspending the qualification or registration of the Securities or the Warrant Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Securities; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(c) The Company will obtain the Placement Agent’s consent before taking, or failing to take, any action that would cause the Company to make an offer of Securities that would constitute an Issuer Free Writing Prospectus or to be required to file a Free Writing Prospectus pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, other than the Issuer Free Writing Prospectuses, if any, listed on Schedule I hereto.

(d) The Company will not take any action that would result in the Placement Agent or the Company being required to file with the SEC pursuant to Rule 433(d) of the 1933 Act Rules and Regulations a Free Writing Prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder.

(e) If the Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in writing in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Disclosure Package to comply with applicable law, forthwith to prepare, file with the SEC and furnish, at its own expense, to the Placement Agent and to any dealer upon request, either amendments or supplements to the Disclosure Package so that statements in the Disclosure Package as so amended or supplemented will not, in light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Disclosure Package, as amended or supplemented, will comply with law.

(f) The Company will not file any amendment or supplement to the Registration Statement, the Disclosure Package, the Prospectus (or any other prospectus relating to the Securities filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)) and will not file any document under the 1934 Act before the termination of the offering of the Securities by the Company if the document would be deemed to be incorporated by reference into the Registration Statement, the Disclosure Package, or the Prospectus, of which the Placement Agent shall not previously have been advised and furnished with a copy or to which the Placement Agent shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify the Placement Agent after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to, the Disclosure Package, the Prospectus has been filed.

(g) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Securities is required to be delivered under the 1933 Act by any Placement Agent or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Securities during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(h) If, during the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Securities is required to be delivered under the 1933 Act by any Placement Agent or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Placement Agent shall occur as a result of which, in the opinion of the Company or the Placement Agent, the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any event shall occur as a result of which any Free Writing Prospectus conflicted or would conflict with the information in the Registration Statement, or (iii) it shall be necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the 1934 Act Rules and Regulations, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Placement Agent a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(i) During the period when a prospectus (or in lieu thereof, the notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) relating to any of the Securities is required to be delivered under the 1933 Act by any Placement Agent or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Placement Agent may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(j) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Securities, as soon as practicable, an earning statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

(k) The Company will apply the proceeds from the sale of the Securities as set forth in the description under “Use of Proceeds” in the Disclosure Package and the Prospectus, which description complies in all respects with the requirements of Item 504 of Regulation S-K.

(l) The Company will promptly provide the Placement Agent with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Securities under the 1933 Act or relating to any documents incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus.

(m) Prior to the Closing Date, the Company will furnish to the Placement Agent, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus or incorporated therein by reference.

(n) The Company will use its best efforts to obtain approval for, and maintain the listing of the Securities on, the Nasdaq Global Market.

(o) The Company will cause its directors and officers to furnish to the Placement Agent, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Placement Agent, pursuant to which each such person shall agree not to, and the Company will not, and will not publicly announce any intention to, during the period ending 90 days after the date of the Prospectus, without the prior written consent of the Placement Agent, directly or indirectly, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

(p) The restrictions contained in the preceding paragraph shall not apply to (a) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Placement Agent has been advised in writing or the granting or exercise of options or stock purchase rights pursuant to the Company’s stock option and stock purchase plans, whenever granted; provided that the underlying shares of Common Stock issued to any person who has delivered a lock-up agreement pursuant to this Section 4(o) hereto shall continue to be subject to the restrictions contained in the immediately preceding paragraph or such lock-up agreement, as applicable; (b) the issuance by the Company of shares of Common Stock or options to purchase shares of Common Stock to, or the repurchase by the Company of unvested shares of Common Stock upon termination of service from, an employee, director, consultant other service provider, pursuant to the Company’s stock option or stock purchase plans in effect on the date hereof or approved by the stockholders before the date hereof; provided that the shares of Common Stock or options to purchase shares of Common Stock issued to the Company’s directors and executive officers shall be subject to the restrictions contained in the lock-up agreements delivered pursuant to this Section 4(o); and (c) the filing by the Company of any registration statement with the Commission on Form S-8 relating to the offering of securities pursuant to the terms of a stock option or stock purchase plan of the Company in effect on the date hereof or approved by the stockholders before the date hereof.

(q) Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Placement Agent of any earnings release, news or event that may give rise to an extension of the initial 90-day restricted period.

(r) The Company and its Subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls that provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit the preparation of the Company’s consolidated financial statements in conformity with generally accepted accounting principles and to maintain accountability for the assets of the Company and its Subsidiaries, (3) access to the assets of the Company and its Subsidiaries is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accounts of the assets of the Company and its Subsidiaries are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) During any period in which a prospectus (or in lieu thereof, a notice contemplated by Rule 173(a) of the 1933 Act Rules and Regulations) is required by law to be delivered by the Placement Agent or a dealer, the Company will promptly file all documents required to be filed with the SEC pursuant to Sections 13, 14 or 15(d) of the 1934 Act. The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information, which may be unaudited. The Company will deliver to the Placement Agent similar reports with respect to any significant Subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, that are not consolidated in the Company’s financial statements. Any report, document or other information required to be furnished under this paragraph (s) shall be furnished as soon as practicable after such report, document or information becomes available.

(t) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002, and will use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act of 2002.

(u) Except as required by law, prior to the Closing Date, the Company will issue no press release or other communication, directly or indirectly, and will hold no press conferences with respect to the Company or any of its Subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its Subsidiaries, or the offering of the Securities, without the Placement Agent’s prior written consent. In the event that any such disclosure is required by law, the Company will promptly notify the Placement Agent of such required disclosure prior to issuing any press release or other communication or holding any press conference, and, to the extent reasonably practicable, the Company will permit the Placement Agent to comment on any press release or other communication.

(v) The Company shall reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue shares of Common Stock upon the exercise of the Warrants.

(w) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 10:00 p.m., Eastern Standard time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

5. Conditions of Closing. The Closing shall be subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its covenants and obligations hereunder, and to the following additional conditions, and the Company shall not issue or sell the Securities unless and until all of the conditions of this Section 5 shall have been satisfied or waived by the Placement Agent:

(a) The Registration Statement has been declared effective by the SEC and the offering of the Securities by the Company complies with Rule 415 of the 1933 Act Rules and Regulations. All filings required by Rule 424, Rule 430A, Rule 430B and Rule 433(d) of the 1933 Act Rules and Regulations will be promptly made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or the Placement Agent, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement, the Disclosure Package or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(b) The Placement Agent shall not have advised the Company on or prior to the Closing Date, that the Registration Statement, the Disclosure Package or Prospectus or any amendment or supplement thereto contains an untrue statement of fact that, in the opinion of counsel to the Placement Agent, is material, or omits to state a fact that, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) On the Closing Date, the Placement Agent shall have received the opinion of Wilson Sonsini Goodrich & Rosati, counsel for the Company, addressed to the Placement Agent and dated the Closing Date, in form and substance as set forth on Exhibit A hereto. Such counsel shall also have furnished to the Placement Agent a written statement, addressed to the Placement Agent and dated the Closing Date, in form and substance as set forth on Exhibit B hereto.

(d) On the Closing Date, the Placement Agent shall have received the opinion of Lowenstein Sandler PC, counsel to the Placement Agent, addressed to the Placement Agent and dated the Closing Date, with respect to such matters as the Placement Agent may reasonably require; and the Company shall have furnished to such counsel such documents as it may reasonably request for the purposes of enabling it to review or pass on such matters.

(e) On the date of this Agreement and on the Closing Date, the Placement Agent shall have received from Stonefield Josephson Inc., a letter or letters, dated the date of this Agreement and the Closing Date, respectively, in form and substance satisfactory to the Placement Agent and counsel for the Placement Agent, confirming that they are independent registered public accountants with respect to the Company within the meaning of the 1933 Act and the published Rules and Regulations and the rules and regulations of the PCAOB, and stating the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to placement agents in connection with registered public offerings.

(f) Except as contemplated in each of the Disclosure Package and the Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its Subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company or its Subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on such Closing Date on the terms and in the manner contemplated in each of the Disclosure Package and the Prospectus.

(g) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or The Nasdaq Global Market or the American Stock Exchange or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Global Market or the establishing on such market by the SEC or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in each of the Disclosure Package and the Prospectus.

(h) The Placement Agent shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacities as such, stating that:

(i) the condition set forth in Section 5(a) has been fully satisfied;

(ii) they have carefully examined the Registration Statement, the Disclosure Package and the Prospectus as amended or supplemented and all documents incorporated by reference therein and nothing has come to their attention that would lead them to believe that any of the Registration Statement, the Disclosure Package or the Prospectus, or any amendment or supplement thereto or any documents incorporated by reference therein as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented and all documents incorporated by reference therein and when read together with the documents incorporated by reference therein, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus which has not been so set forth; there has been no Issuer Free Writing Prospectus required to be filed under Rule 433(d) of the 1933 Act Rules and Regulations that has not been so filed; and there has been no document required to be filed under the 1934 Act and the 1934 Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Disclosure Package or the Prospectus that has not been so filed;

(iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

(v) neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in each of the Disclosure Package and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and

(vi) except as disclosed in each of the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, each of the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such Subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its Subsidiaries or any material adverse change or any development involving or that may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its Subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock.

(i) The Company shall have furnished to the Placement Agent at the Closing Date such further information, opinions, certificates, letters and documents as the Placement Agent may have reasonably requested.

(j) The Shares and the Warrant Shares shall have been approved for trading upon official notice of issuance on The Nasdaq Global Market.

(k) The Placement Agent shall have received duly and validly executed letter agreements referred to in Section 4(p) hereof.

(l) The NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the placement agency terms and conditions.

(m) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Placement Agent and to Lowenstein Sandler PC, counsel for the Placement Agent. The Company will furnish the Placement Agent with such signed and conformed copies of such opinions, certificates, letters and documents as the Placement Agent may request.

(n) If any of the conditions specified above in this Section 5 shall not have been satisfied at or prior to the Closing Date or waived by the Placement Agent in writing, this Agreement may be terminated by the Placement Agent on notice to the Company, whereupon the Company shall not issue or sell the Securities.

6. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Placement Agent from and against any losses, damages or liabilities, joint or several, to which the Placement Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Securities, or any amendment or supplement thereto, (B) in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Securities under the securities laws thereof (the “Blue Sky Application”) or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Securities, or any amendment or supplement thereto or in any Blue Sky Application or in any Marketing Materials a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by the Placement Agent in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and that is included as part of or referred to in any loss, damage or liabilities (or actions or claims in respect thereof) arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, damage or liabilities (or actions or claims in respect thereof) resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Placement Agent through its gross negligence or willful misconduct), and will reimburse the Placement Agent promptly upon demand for any legal or other expenses incurred by the

Placement Agent in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Securities, or any such amendment or supplement, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information relating to the Placement Agent furnished to the Company by the Placement Agent expressly for use in the preparation thereof (as provided in Section 12 hereof); provided, further, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any Issuer Free Writing Prospectus listed on Schedule I hereto, the Prospectus or any other prospectus relating to the Securities, or any such amendment or supplement, if the Placement Agent failed to convey the Disclosure Package to the investor making the claim prior to the Initial Time of Sale.

(b) The Placement Agent will indemnify and hold harmless the Company from and against any losses, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Securities, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in (i) any Preliminary Prospectus, the Registration Statement, any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) of the 1933 Act Rules and Regulations, the Prospectus or any other prospectus relating to the Securities, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Placement Agent furnished to the Company by the Placement Agent, expressly for use in the preparation thereof (as provided in Section 12 hereof) or (ii) any Preliminary Prospectus, any Issuer Free Writing Prospectus listed on Schedule I hereto, the Prospectus or any other prospectus relating to the Securities, or any such amendment or supplement, if the Placement Agent failed to convey the Disclosure Package to the investor making the claim prior to the Initial Time of Sale. The Placement Agent will reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 6(c) hereof) any such settlement is effected with the written consent of the Placement Agent). Notwithstanding the provisions of this Section 6(b), in no event shall any indemnity by the Placement Agent under this Section 6(b) exceed the total compensation received by such Placement Agent in accordance with this Agreement.

(c) Promptly after receipt by an indemnified party under Section 6(a) or 6(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 6(a) or 6(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 6(a) or 6(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 6(a) or 6(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 6(a) or 6(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 6(a) or 6(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) or 6(b) hereof effected without its written consent if (I) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (II) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (III) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall (1) without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action, claim or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action, claim or proceeding) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action, claim or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party or (2) be liable for any settlement or any such action effected without its written consent, but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, in addition to any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d) If the indemnification provided for in this Section 6 is by its terms due and owing but is unavailable or insufficient to indemnify or hold harmless an indemnified party under Section 6(a) or 6(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 6(a) or 6(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 6(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the portion of the total Placement Fee received by the Placement Agent. The relative fault, as applicable, of the Company, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Placement Agent, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 6(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 6(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities were sold to the Investors exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Placement Agent within the meaning of the 1933 Act; and the obligations of the Placement Agent under this Section 6 shall be in addition to any liability that the Placement Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act

(f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 6, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

7. Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements and statements of the Company and the Placement Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Placement Agent or any controlling person of the Placement Agent, the Company or any of its officers, directors or any controlling persons, and shall survive the Closing.

8. [Reserved].

9. Effective Date and Termination. This Agreement may be terminated by the Placement Agent at any time at or prior to the Closing Date (by telephone, facsimile or telegram, confirmed by letter) if any condition specified in Section 5 hereof shall not have been satisfied on or prior to the Closing Date; provided, however, that the provisions of this Section 9 and of Section 6 and Section 10 hereof shall at all times be effective. Any such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 10 hereof.

10. Costs and Expenses. The Company, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, will bear and pay the costs and expenses incident to the registration of the Securities and offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Investors of the Securities, the filing fees of the SEC, and the fees and expenses of the Company’s counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Disclosure Package, any Free Writing Prospectus, the Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other offering documents, including the Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Placement Agent, (d) the registration or qualification of the Securities for offering and sale under the securities laws of the various states and other jurisdictions, (e) the filing fees of the NASD (if any), (f) the fees and disbursements of counsel to the Placement Agent relating to the Securities and the offering thereof, including, without limitation, relating to any review of the offering by the NASD, (g) all printing and engraving costs related to preparation of the certificates for the Securities, including transfer agent and registrar fees, (h) all fees and expenses relating to the authorization of the Securities for trading on The Nasdaq Global Market, (i) the costs and expenses relating to any investor presentations or any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers or representatives of the Company or the Placement Agent and any such consultants, and the cost of any aircraft chartered in connection with the road show and (j) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Securities; provided, that the Placement Agent will bear and pay any advertising costs and expenses incurred by the Placement Agent incident to the offering of the Securities. Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Placement Agent for fees and expenses in excess of $100,000 in the aggregate. The Company shall reimburse the Placement Agent within 10 days of receiving an invoice (and such other supporting documentation as may be reasonably requested by the Company) from the Placement Agent for such costs and expenses.

11. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to the Placement Agent, shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed, to A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Albert F. Bender, III, facsimile number (314) 955-6996, with a copy (which shall not constitute notice) to: Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York 10020, Attention: Michael D. Maline, Esq., facsimile number (973) 422-6873; or if sent to the Company, shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to NeoMagic Corporation, 3250 Jay Street, Santa Clara, California 95054, Attention: Chief Executive Officer, facsimile number (408) 654-6167, with a copy (which shall not constitute notice) to: Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304, Attention: Ann Yvonne Walker, Esq., facsimile number (650) 493-6811.

12. Information Furnished by Placement Agent. The statements set forth in (a) the sixth paragraph and (b) the first sentence of the seventh paragraph under the caption “Plan of Distribution” in the Prospectus and the Disclosure Package, solely to the extent included in reliance upon and in conformity with written information related to the Placement Agent furnished to the Company by the Placement Agent, expressly for use in the preparation thereof, constitute the only information furnished by or on behalf of the Placement Agent as such information is referred to herein.

13. Parties. This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company and, to the extent provided in Sections 6 and 7, the officers and directors of the Company and each person who controls the Company or the Placement Agent and their respective heirs, executors, administrators, and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and with respect to said Sections 6 and 7 said officers and directors, and for the benefit of no other person, corporation or other entity.

14. Entire Agreement; Amendments and Waivers. This Agreement, together with that certain Engagement Letter dated November 7, 2006, by and between the Company and the Placement Agent, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

16. Pronouns. Whenever a pronoun of any gender or number is used herein, it shall, where appropriate, be deemed to include any other gender and number.

17. Time of Essence. Time shall be of the essence of this Agreement.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of law or conflict of laws principles thereof.

If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Placement Agent.

NEOMAGIC CORPORATION

By:	/s/ Scott Sullinger
Name:	Scott Sullinger
Title:	Chief Financial Officer

Accepted as of the date

first above written.

A.G. EDWARDS & SONS, INC.

By:	/s/ Albert F. Bender
Name:	Albert F. Bender
Title:	Managing Director

SCHEDULE I

FREE WRITING PROSPECTUSES

Final Term Sheet dated November 30, 2006

SCHEDULE II

SUBSIDIARIES

NeoMagic Israel Ltd.

NeoMagic Semiconductor India Private Limited

Exhibit A

Form of Company Counsel Legal Opinion

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and assets, and to conduct its business as described in the Disclosure Package and the Prospectus and to carry out and perform its obligations under the Transaction Documents.

(ii) The Company is duly qualified as a foreign corporation for the transaction of business and is in good standing in the State of California.

(iii) The Company has an authorized equity capitalization as set forth in the Disclosure Package and the Prospectus.

(iv) The shares of Common Stock to be issued and sold by the Company pursuant to the Placement Agreement and the Subscription Agreements have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Placement Agreement and the Subscription Agreements, will be duly and validly issued and fully paid and non-assessable, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(v) The number of Warrant Shares issuable upon exercise of the Warrants based on the exercise price in effect on the date hereof have been duly authorized and reserved for issuance and, when issued and delivered upon exercise by a holder in accordance with the provisions of the Warrants, will be duly and validly issued and fully paid and non-assessable.

(vi) There are no preemptive rights or similar rights to subscribe for or purchase, nor any restrictions upon the voting or transfer of, the shares of Common Stock or the Warrant Shares pursuant to the Certificate of Incorporation, Bylaws, DGCL or Reviewed Agreements.

(vii) Each of the Placement Agreement and the Subscription Agreements has been duly authorized, executed and delivered by the Company, and each of the Placement Agreement and the Subscription Agreements is a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

(viii) The Warrants being issued on the date hereof have been duly authorized by the Company and, when executed by the Company and issued and delivered against payment of the purchase price therefor specified in the Placement Agreement in accordance with the terms of the Placement Agreement and the Subscription Agreements, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus.

(ix) The execution, delivery and performance by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby, including the issuance and sale of the Securities being delivered on the date hereof, do not conflict with and do not result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under, any Reviewed Agreement, nor will such actions result in any violation by the Company of (i) the Certificate of Incorporation or the Bylaws, (ii) any U.S. federal or New York or California state statute or the DGCL, or (iii) any rule or any order, judgment, decree or regulation known to us of any U.S. federal or New York or California state court or governmental agency or body having jurisdiction over the Company or any of its properties.

(x) No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or New York, California or Delaware state court or governmental agency or body is required under New York law, California law or the DGCL for the execution, delivery and performance of the Transaction Documents and the issue and sale of the Securities on the date hereof or the consummation by the Company of the transactions contemplated by the Transaction Documents, except (i) such as may have been obtained or made under the Securities Act, (ii) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state securities or Blue Sky laws in connection with the purchase and distribution of the Securities, and (iii) as may be expressly contemplated by the Transaction Documents.

(xi) The statements set forth in the Disclosure Package and the Prospectus under (1) the caption “Description of Common Stock” with respect to the issuance of Common Stock pursuant to the Placement Agreement and the Subscription Agreements and (2) the caption “Description of Warrants” with respect to the issuance of Warrants pursuant to the Purchase Agreement and the Subscription Agreements, insofar as such statements purport to constitute summaries of the legal matters, documents or proceedings referred to therein, fairly summarize in all material respects the matters referred to therein.

(xii) To our knowledge, there are no legal or governmental proceedings pending against the Company required to be disclosed in the Disclosure Package or the Prospectus by the Securities Act or the Rules and Regulations, other than those described therein.

(xiii) As of immediately prior to the Closing Date, the Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xiv) The Registration Statement is effective under the Securities Act and the Prospectus was filed on December 1, 2006 pursuant to Rule 424(b) of the Rules and Regulations and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

Exhibit B

Form of Company Counsel Written Statement

We have participated in conferences with certain officers and other representatives of the Company, representatives of the Placement Agent, counsel for the Placement Agent and representatives of the independent certified public accountants of the Company, at which the contents of the Registration Statement, the Disclosure Package (including the documents listed on Exhibit A to this opinion, as applicable), the Prospectus and related matters were reviewed and discussed and, although we do not assume any responsibility for the accuracy, completeness or fairness of the Registration Statement, the Disclosure Package or the Prospectus, and we have made no independent check or verification thereof, on the basis of the foregoing no facts have come to our attention that have caused us to believe that:

(i) the Registration Statement, as of its most recent effective date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial information derived from financial or accounting records of the Company included therein or omitted therefrom),

(ii) the documents included in the Disclosure Package, all considered together, as of 5:00 P.M. EST on November 30, 2006 (the “Applicable Time”), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial information derived from financial or accounting records of the Company included therein or omitted therefrom), or

(iii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial information derived from financial or accounting records of the Company included therein or omitted therefrom).

In addition, we confirm to you that the Registration Statement, when it became effective, and the Base Prospectus, as supplemented by the Final Prospectus Supplement, as of the date of the Final Prospectus Supplement (it being understood that we are not called upon to and do not comment on the financial statements and the notes thereto and financial statement schedules and other financial information derived from financial or accounting records of the Company included therein or omitted therefrom), appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the applicable Rules and Regulations. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement, the Prospectus and the Disclosure Package are correct and complete.